PRICING SUPPLEMENT NO. 14                                      Rule 424(b)(3)
DATED: February 13, 1998                                    File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes     Book Entry Notes
$15,000,000                      [x]                     [x]

Original Issue Date:             Fixed Rate Notes        Certificated Notes
February 19, 1998                [_]                     [_]

Maturity Date:
February 18, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                            Optional         Optional
                       Redemption           Repayment        Repayment
Redeemable On          Price(s)             Date(s)          Price(s)
-------------          ----------           ---------        ---------

N/A                    N/A                  N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]           Commercial Paper Rate        Minimum Interest Rate: N/A

[_]           Federal Funds Rate           Interest Reset Date(s): *

[_]           Treasury Rate                Interest Reset Period: Three Months

[_]           LIBOR Reuters                Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                   Interest Payment Period: Quarterly

[_]           CMT Rate


Initial Interest Rate: 5.715%

Index Maturity:  Three Months

Spread (plus or minus): +0.09%

------------------------------

*        On the 18th of each February, May, August and November.

**       On the 18th of each February, May, August and November.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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